UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 1, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement for Certain Officers.

(e) On February 1, 2012, Multimedia Games Holding Company, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) at which shareholders approved the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”). A description of the material terms of the 2012 Plan is set forth under the heading “Proposal 2—Approval of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan” in the Company’s proxy statement filed with the Securities and Exchange Commission on December 15, 2011 and a description of the amendment to the 2012 Plan is set forth in the Company’s definitive additional materials and a related Current Report on Form 8-K  filed with the Commission on January 23, 2012, which descriptions are hereby incorporated into this Item 5.02(e) by reference. The full text of the 2012 Plan is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

(f) On February 1, 2012, the Compensation Committee of the Company’s Board of Directors increased the annual base salary of Patrick J. Ramsey, the Company’s President and Chief Executive Officer, from $380,000 to $450,000, effective as of February 1, 2012. In making this decision, the Company took into account the factors and considerations discussed in the “Compensation Discussion and Analysis” in the Company’s most recent proxy statement.  All other terms of Mr. Ramsey’s employment remain unchanged.

Item 5.07        Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on February 1, 2012 at the Company’s offices located at 206 Wild Basin Road South, Austin, Texas 78746. As of the record date of December 5, 2011, there were 27,088,543 shares of the Company’s common stock outstanding and entitled to notice of and to vote at the Annual Meeting.

As detailed below,
•
The Company’s shareholders re-elected the Company’s directors to hold office until such director’s successor is elected, or until such director dies, resigns, or is removed from office.  Each of the directors received more than 95% of the votes cast;

•	Proposal No. 2, to approve the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, was approved with approximately 87% of the votes cast;
•	Proposal No. 3, the advisory vote concerning executive compensation, was approved with approximately 66% of the votes cast; and
•	Proposal No. 4, to ratify the appointment of BDO USA, LLP, was approved with approximately 95% of the votes cast.

1. Election of Directors:
	For	Against	Abstain	Broker non-votes
Stephen J. Greathouse	19,604,244	740,627	5,325	3,824,427

Neil E. Jenkins	19,601,563	743,308	5,325	3,824,427

Michael J. Maples, Sr.	19,908,085	436,786	5,325	3,824,427

Justin A. Orlando	19,909,791	435,105	5,300	3,824,427

Patrick J. Ramsey	19,909,791	435,105	5,300	3,824,427

Robert D. Repass	19,799,110	565,786	5,300	3,824,427

Timothy S. Stanley	19,600,587	744,309	5,300	3,824,427

2. Approval of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan:

For	Against	Abstain	Broker non-votes
17,759,817	1,701,174	889,205	3,824,427

3. Advisory vote concerning executive compensation:

For	Against	Abstain	Broker non-votes
13,508,974	5,894,777	946,445	3,824,427

4.  Ratification of appointment of BDO USA, LLP as our independent registered public accountants for fiscal year 2012:

For	Against	Abstain	Broker non-votes
23,001,902	903,721	269,000	N/A

Item 7.01 Regulation FD Disclosure.

Beginning on February 7, 2012, the Company will present the attached investor presentation, in whole or in part, in one or more meetings with investors and analysts. A copy of the presentation is furnished as Exhibit 99.1 to this 8-K and is incorporated by reference herein. While much of the information in this investor presentation has already been publicly disclosed, it is possible that there is some new information contained therein.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference therein. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 23, 2012).

99.1	Multimedia Games Holding Company, Inc. presentation materials, dated February 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: February 6, 2012	By:	/s/ Jerome R. Smith
Jerome R. Smith
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended (incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 23, 2012).

99.1	Multimedia Games Holding Company, Inc. presentation materials, dated February 2012.